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                                                                    EXHIBIT 23.5


                       THE ROBINSON-HUMPHREY COMPANY, LLC

CORPORATE FINANCE                                             INVESTMENT BANKING
   DEPARTMENT                                                     SINCE 1894


CONSENT OF THE ROBINSON-HUMPHREY COMPANY, LLC

We hereby consent to the inclusion as an annex to this Registration Statement on Form S-4 (the "Registration Statement") of Carolina First BancShares, Inc. and First Charter Corporation of our opinion (the "Opinion"), dated January 18, 2000, with respect to the merger of Carolina First BancShares, Inc. with First Charter Corporation. We also consent to the references to the Opinion and our firm in the Registration Statement.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        THE ROBINSON-HUMPHREY COMPANY, LLC

                                        /s/ The Robinson-Humphrey Company, LLC

Atlanta, Georgia
January 19, 2000




                            ATLANTA FINANCIAL CENTER
                3333 PEACHTREE ROAD, NE - ATLANTA, GEORGIA 30326
                                 (404) 266-6000